UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 2, 2020

SECURITY FEDERAL CORPORATION
(Exact name of registrant as specified in its charter)

South Carolina	000-16120	57-0858504
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

238 Richland Avenue NW, Aiken, South Carolina		29801
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number (including area code): (803) 641-3000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

Item 8.01  Other Events

On January 2, 2020, Security Federal Corporation (the “Company”) issued a notice of redemption to the holders of its 8.0% Convertible Senior Debentures due 2029 (CUSIP No. 813903101) (the “Debentures”) regarding the Company’s exercise of its option to redeem all $6,044,000 in aggregate principal amount of  Debentures issued and outstanding pursuant to Section 1105 of the Indenture dated as of December 1, 2009, between the Company and Wilmington Trust Company, as trustee.  The Company will redeem all of the Debentures for cash at a price of 100.00% of the principal amount of the Debentures, plus the accrued and unpaid interest thereon from, December 1, 2019, through, but excluding,  March 2, 2020, (the “Redemption Date”)  unless earlier converted. Prior to February 28, 2020, the holders of the Debentures are entitled to convert such Debentures into shares of the Company’s common stock at a rate of 50 shares of common stock for each $1,000 principal amount of Debentures, which is equivalent to a conversion price of $20.00 per share.

For additional information, please see the cover letter and notice of redemption that are attached to this Current Report on Form 8-K as Exhibit 99.1 and are incorporated herein by reference.

Item 9.01  Financial Statements and Exhibits

            (d)               Exhibits

The following exhibit is being filed herewith and this list shall constitute the exhibit index.

99.1 Cover Letter and Notice of Full Redemption of 8.0% Convertible Senior Debentures due 2029

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

SECURITY FEDERAL CORPORATION

Date: January 2, 2020	By:	/s/Jessica T. Cummins
Jessica T. Cummins
Chief Financial Officer